Exhibit 10.2

SIXTH AMENDMENT TO
THE WASHINGTON TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008
A.WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008, as subsequently amended (the “Plan”), for the benefit of its eligible employees; and
WHEREAS, the Company desires to amend the Plan; and
WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Section 12.7 is hereby amended by deleting the second sentence thereof and substituting therefor the following:
“A 401(k) Participant hired prior to October 1, 2007 shall be fully vested at all times in his Employer Account.  A 401(k) Participant hired on or after October 1, 2007 shall become vested in his Employer Account at the earliest of (a) two (2) years of service (as defined in the 401(k) Plan) with a Participating Employer; (b) death; (c) Total and Permanent Disability; or (d) attainment of age 65.  Service with Halsey Associates, Incorporated immediately prior to its acquisition on August 1, 2015 will be recognized in determining service for these purposes.”

B.	The effective date of this Sixth Amendment is as of June 18, 2015.

C.	In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to be executed by its duly authorized officer this 6th day of August, 2015.

THE WASHINGTON TRUST COMPANY
By:     /s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman and Chief Executive Officer